On September 13, 2004, the Board of Trustees of the Wells Fargo Funds
     Trust and the Board of Trustees of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into certain Funds of the Trust.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code. The following is a summary of shares outstanding and net assets immediately before and after the reorganization:


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                                   Before Reorganization                                  After Reorganization
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                            Strong Target Funds                         Acquiring
                                                                          Fund*
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
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Fund                             Strong Money Market Fund                Wells Fargo     Wells Fargo Advantage
                                                                       Advantage Money     Money Market Fund
                                                                         Market Fund
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Shares:
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Class A                                   -                            5,337,178,861              5,337,178,861
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Class B                                   -                            1,287,521,296              1,287,521,296
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Investor Class                  945,653,230                                        -                945,653,477
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Net Asset:
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Class A                                   -                           $5,337,525,954             $5,337,525,954
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Class B                                   -                           $1,287,553,389             $1,287,553,389
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Investor Class                 $945,653,477                                        -               $945,653,477
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Unrealized appreciation                   -                                        -                          -
(deprecation)
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Accumulated net realized                  -                                        -                          -
losses
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* Designates the accounting survivor.
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